Exhibit 99.1
Energy Recovery Announces New Share Repurchase Program
•New $30 million program follows Q4 2024 completion of share repurchase announced in November 2024
•Board authorization underscores balance sheet strength and free cash flow generation as company executes growth strategy
•Continued cost management and margin improvement initiatives driving confidence in long-term strategic operating plan

SAN LEANDRO, Calif. — Feb. 26, 2025 — Energy Recovery, Inc. (Nasdaq: ERII) today announced its Board of Directors approved a share repurchase program to purchase up to $30 million of the company’s outstanding common stock over the next 12 months, beginning in February 2025.

The new program is in addition to a $50 million share repurchase program announced in November and completed in Q4 2024. Under the previous program, the company repurchased 3.2 million shares for an average price of $15.39 per share.

“With strong confidence in our growth strategy and ability to improve margins while reducing costs, we are pleased to continue returning excess cash to shareholders,” said David Moon, Energy Recovery President and CEO. “We expect to continue generating cash flow above capital expenditures and growth capital requirements in 2025 as we have for the last several years.”

Under the newly authorized repurchase program, purchases of shares of common stock may be made from time to time through open market trades, block trades and/or privately negotiated transactions, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be at management’s discretion and depend on a variety of factors, including business, economic, and market conditions, regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program does not obligate the company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time without prior notice.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our belief that we can improve margins while reducing costs and our expectation that we continue generating cash flow above capital expenditures and growth capital requirements in 2025. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for our products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2024, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

About Energy Recovery
Energy Recovery is a trusted global leader in energy efficiency technology. Building on our pressure exchanger technology platform, we design and manufacture reliable, high-performance solutions that generate cost savings, increase energy efficiency, and reduce carbon emissions across several industries. With a strong foundation in the desalination industry, Energy Recovery has delivered transformative solutions that increase operational efficiency and environmental sustainability to our customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing and R&D facilities in California, with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.
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